UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2010, The Princeton Review, Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 19, 2010. The final voting results from the meeting are set forth below.

Proposal 1 – Election of Directors

Votes regarding the election of the persons named below to the board of directors of the Company as Class III directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal, were as follows:

Name	For	Withheld	Broker Non-Votes
John S. Schnabel	46,296,545	1,318,999	12,809,967
Linda Whitlock	46,297,115	1,318,429	12,809,967

Proposal 2 – Issuance of Shares of Common Stock to Alta Colleges, Inc.

Votes regarding the issuance of shares of common stock to Alta Colleges, Inc. pursuant to the Marketplace Rules of the NASDAQ Stock Market were as follows:

For	Against	Abstentions	Broker Non-Votes
60,152,367	237,100	36,044	—

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

Votes regarding ratification of the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2010 were as follows:

For	Against	Abstentions	Broker Non-Votes
60,295,168	125,609	4,734	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.

Dated: June 25, 2010

/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President